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                   [GOODWIN, PROCTER & HOAR LLP LETTER HEAD]


                                                                       EXHIBIT 5






                               September 16, 1997



Gables Residential Trust
2859 Paces Ferry Road
Overlook III, Suite 1450
Atlanta, Georgia 30339


Ladies and Gentlemen:

     We have acted as counsel to Gables Residential Trust, a Maryland real estate investment trust (the "Company"), in connection with the offer and sale by the Company of up to 737,040 common shares of beneficial interest, par value $.01 per share ("Common Shares"), of the Company (the "Shares"). This opinion is being delivered in connection with (i) the Company's Registration Statement on Form S-3 (No. 333-30093) (the "Registration Statement") relating to the registration of the offering and sale under the Securities Act of 1933, as amended, of up to $300,000,000 of securities of the Company, and (ii) a prospectus supplement dated September 11, 1997 (the "Prospectus Supplement") which supplements the prospectus included in such Registration Statement, relating to the offering of the Shares by the Company. The Shares will be sold to Smith Barney Inc. ("Smith Barney") pursuant to that certain Underwriting Agreement dated September 11, 1997 between the Company and Smith Barney. It is anticipated that the Shares will be deposited by Smith Barney with a registered unit investment trust.

     As the basis for the opinion hereinafter expressed, we have examined such statutes, regulations, corporate records and documents, certificates of public officials and other instruments as we have deemed necessary or advisable for the purposes of this opinion. In such examination, we have assumed the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies.

     Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that the Shares sold or to be sold by the Company to Smith Barney as described in the Registration Statement and the Prospectus Supplement have been duly authorized and have been, or upon delivery of such Shares and payment therefor in accordance with the Underwriting Agreement will be, validly issued, fully paid and non-assessable.




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                          GOODWIN, PROCTER & HOAR LLP


Gables Residential Trust
September 16, 1997
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     We hereby consent to the use of this opinion as an exhibit to the Company's
Current Report on Form 8-K dated September 16, 1997.



                                        Very truly yours,

                                        /s/ Goodwin, Procter & Hoar LLP
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                                        GOODWIN, PROCTER & HOAR LLP